UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

AMERICAN PUBLIC EDUCATION, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 WEST CONGRESS STREET, CHARLES TOWN, WV	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by American Public Education, Inc. (the “Company”) in its Current Report on Form 8-K filed on October 18, 2016, Carol Gilbert is retiring from her position as Executive Vice President, Programs and Marketing of the Company on December 16, 2016. Ms. Gilbert and the Company entered into a letter agreement (the “Letter Agreement”) on December 15, 2016 to formalize the terms of her departure and to provide for Ms. Gilbert to provide certain ongoing consulting services. Pursuant to the Letter Agreement, through April 16, 2018 Ms. Gilbert will provide up to 30 hours of consulting services per month to the Company and American Public University System, Inc. (“APUS”) relating to marketing and enrollment management functions, strategic planning, accreditation, and organizational and realignment matters. Pursuant to the Letter Agreement, Ms. Gilbert will receive a monthly fee of $5,000 and will continue to vest in her existing equity awards during the term of the consulting services.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 9, 2016, the Board of Directors of the Company adopted the American Public Education, Inc. Fourth Amended and Restated Bylaws (the “Amended and Restated Bylaws”), which amended and restated the Company’s bylaws to revise the notice provisions applicable to stockholder proposals and nomination of directors. Prior to the amendment and restatement, where the Company’s annual meeting was set for a date that is not within 30 days before or 60 days after the anniversary date of the prior year annual meeting, stockholders had to provide notice of proposals or nominations no later than the close of business on the tenth day following the day on which the Company provides notice or public disclosure of the date of the meeting. As a result of the adoption of the Amended and Restated Bylaws, Sections 2.2 and 3.3 of the bylaws were amended to provide that where the Company’s annual meeting is set for a date that is not within 30 days before or 60 days after the anniversary date of the prior year annual meeting, stockholders wishing to bring business before the annual meeting or to nominate a director for election must provide notice no later than the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which the Company provides notice or public disclosure of the date of the meeting.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.08	Shareholder Director Nominations

On December 9, 2016, the Company set May 12, 2017 as the date of the 2017 Annual Meeting of Stockholders of the Company (the “2017 Annual Meeting”).

As previously disclosed in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders, any stockholder proposal intended for inclusion in the Company’s proxy materials for the 2017 Annual Meeting must be received by the Company at its offices at 111 W. Congress Street, Charles Town, West Virginia 25414, Attn: Corporate Secretary no later than December 29, 2016. Any stockholder intending to present a proposal at the 2017 Annual Meeting without it being included in the Company’s proxy materials or to nominate a director for election at the 2017 Annual Meeting must comply with the advance notice provisions of the Company’s Fourth Amended and Restated Bylaws. Pursuant to these provisions, the Company must receive the proposal or the nomination at its offices not later than February 11, 2017 in order to be brought before the 2017 Annual Meeting.

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Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Fourth Amended and Restated Bylaws of the Company

	10.1	Letter Agreement dated December 15, 2016, by and between American Public Education, Inc., American Public University System, Inc. and Carol Gilbert

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: December 15, 2016	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr. Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

3.1	Fourth Amended and Restated Bylaws of the Company

10.1	Letter Agreement dated December 15, 2016, by and between American Public Education, Inc., American Public University System, Inc. and Carol Gilbert

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